UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2005

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-30310	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Suite 325, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

(954) 377-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In August 2004, Dreams, Inc. (“Dreams”) issued a Line of Credit Note (the “Note”) in the principal amount of up to $1,000,000 to Brett Tannenbaum (“Tannenbaum”), and issued Tannenbaum a Stock Option concurrently therewith (the “Option”). On January 25, 2005, effective January 15, 2005, Dreams and Tannenbaum entered into a Promissory Note & Stock Option Modification Agreement (the “Modification Agreement”) pursuant to which the Stock Option was cancelled and the Note was amended to (i) extend the maturity date from January 15, 2005 to April 29, 2005, and (ii) change the conversion price from $0.05 per share to a price per share equal to the lesser of: (a) the average closing sale price of a share of the common stock of Dreams (the “Common Stock”) for the three trading days immediately preceding the date on which a conversion notice is received by Dreams, and (b) in the event Dreams sells Common Stock or securities convertible into Common Stock (“Common Stock Equivalents”) after the date of the Modification Agreement, then, and in that event, the lowest price per share of Common Stock or Common Stock Equivalent exercise/conversion price, as the case may be, so sold by Dreams.

The foregoing disclosure is qualified in its entirety by the terms of the Modification Agreement, a copy of which is attached hereto as an exhibit.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Dreams announced that Dan Marino has resigned from its Board of Directors effective January 25, 2005.

Item 8.01 Other Events.

Dreams is a defendant in an action in the United States Bankruptcy Court for the District of Maryland in an action brought by Unitas Management, Inc. Unitas Management, Inc. has brought a claim against the Company based upon an alleged breach of contract. The Bankruptcy Court approved Plaintiff’s Motion for Summary Judgment and awarded Plaintiff approximately $435,000. The Company has filed an appeal of the decision. The Company is unable to predict the outcome of such appeal, or, if the appeal is unsuccessful, the potential impact of the judgment on the Company’s financial condition or operations.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

10.1	Promissory Note & Stock Option Modification Agreement effective as of January 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2005

DREAMS, INC.

By:	/s/ David Greene
David Greene
Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Promissory Note & Stock Option Modification Agreement effective as of January 15, 2004.